Exhibit 10.18

[Translation from Hebrew]

Loan Agreement

Made and entered into in Ramat-Gan on 5 of December, 2007

By and among:	D. Medical Industries Ltd.
Of 7 Jabotinsky Street
Ramat Gan
	(Hereinafter: the “Company”)	On the first side;

And	G-Sense Ltd.
From Building 8/5 MATAM, Haifa
	(Hereinafter: “G-Sense”)	On the second side;

WHEREAS, G-Sense approached the Company in a request for a loan in the amount of NIS 2,000,000, that will be linked to the CPI and will bear an annual interest of 4%, for an unlimited period and up until 5 years from the date of the grant of the loan; and

WHEREAS, the Company was willing to grant the loan to G-Sense;

NOW, THEREFORE, IT HAS BEEN PROVIDED AND AGREED AMONG

THE PARTIES AS FOLLOWS:

1.	Preamble, declarations and headings

1.13	The preamble to this agreement, its parties’ representations and its attached annexes form an integral part hereof.

1.14	This agreement’s division into sections and annexes and the headings appearing herein were made for convenience purposes and may not be used for its interpretation.

2.	The Loan

2.1	The Company will lend G-Sense a loan in the sum of NIS 2,000,000 (hereinafter: “The Loan”).

2.2	The Loan will be linked to the CPI and will bear an annual interest at the rate of 4%.

2.3	The Loan will be for an unlimited period and up until 5 years commencing as of the date of grant of the Loan. The Company will be able to demand from G-Sense immediate repayment of the loan, and G-Sense shall be obligated to repay, within 14 days of the aforesaid demand, the unpaid balance of the Loan (Principal + interest).

[Translation from Hebrew]

3.	General

3.1	This agreement fully reflects the parties’ agreements, and cancels all representations, understandings or agreements that have been made, if any, before signing this agreement.

3.2	The parties undertake to be faithful and honest, one towards the other.

3.3	The Tel-Aviv-Jaffa courts shall have exclusive jurisdiction regarding the execution of this agreement and the undertakings under it.

3.4	Any addendum and/or amendment to this agreement will not be valid unless made in writing and signed by the parties.

3.5	The parties’ addresses for this agreement’s purposes will be determined by the parties, as detailed in the aforesaid preamble. Any notice that will be sent from one party to the other in registered mail according to his address will be considered as if it reached its destination within 72 hours from the time it was given to the mail delivery, or if delivered by hand and/or by fax and/or any other instrument for message delivery – upon delivery.

In witness whereof, the undersigned parties have signed

[signature]	[signature]
The Company	G-Sense Ltd.